Exhibit 10.1



     THIS CONTRACT is made the 11th day of March 2003

                                [GRAPHIC OMITTED]

 BETWEEN

     1) ABP Diagnostics Ltd a company incorporated under the laws of England and Wales having its registered office at Keats House, Barnes Croft, Hilderstone Stone, ST15 8XU (First Party) ("The Grantor")

     And

     2) EGYPTIAN ORGANIZATION FOR BIOLOGICAL PRODUCTS & VACCINES "VACSERA" - an organization incorporated in Egypt, with its registered office in Cairo - 51 Wezarat Al Zeraa St. Agouza - Giza, and represented in this contract by its Chairman Dr. Mohamed Ali Salem El Abbadi (Hereafter referred to as a part the Egyptian Ministry Of Health & Population, (Second Party). ("The Licensee")

WHEREAS:

     1) "The Grantor" is the owner of know how& advanced technology in developing, manufacturing and selling medical diagnostic products under the registered trade mark Focus Flo Through(TM), Focus Sure Check(TM) as detailed in Schedule I of which The Grantor is the proprietor and has available technical information of a secret and confidential nature relating to the manufacture of a cassette and the assembly of a range of individual diagnostic rapid test kits.

     2) The Licensee owns current GMP Production facilities in Egypt. The second party wishes to acquire the right to use such information and to acquire the licence and rights mentioned below with respect to such information regarding the transfer of know how & technology for the Production of First Party products by Second Party.

WHEREAS:

          Both parties wish to enter into this agreement in accordance with international Regulations ( FEDEC ). As attached in schedule VIII, Notwithstanding this both parties shall abide by the rules as laid down by the state department of Egypt as attached in schedule IX

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WHEREAS:
          First Party agrees to grant the Second Party exclusive right to formulate, label, package, register & sell the Products in the Territory as defined in the attached list according to the time frame of this contract.

WHEREAS:
          The following principles of the commercial working terms will be executed accordingly:

          1- The First Party confirmed that the Products which will be sold and or licensed to the Second Party, is freely sold in Country of Origin and available in other countries outside Country of Origin.
          2- The Second Party agreed to purchase during phase one bulk unlabelled from the First Party as specified hereunder: - (sensitive information) , C.I.F Cairo


1. Definitions

          In this contract the following expressions shall have the following meanings:

          `Licensed products'           The technology in the field of
                                        diagnostics can be defined in general
                                        terms as developing methods to detect
                                        the presence or absence of specific
                                        infectious agents or biochemical
                                        disorders in the human body, for example the Hepatitis virus, in accordance with the technical information and sold by The Grantor under its registered trade mark Focus

          `Licensed Territory'          Egypt

          `Equipment'                   All equipment exclusively required for
                                        the manufacture of the Licensed Products including the testing of the Licensed
                                        Products

          `Technical Information'       Technical knowledge and data
                                        specifications of materials and the
                                        manufacturing techniques and other
                                        information of a secret and confidential nature in existence at the date of this

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                                        Contract which are necessary to enable
                                        The Licensee to manufacture the Licensed
                                        Products properly and efficiently in
                                        reasonable quantities of a standard and
                                        quality similar to the standard and
                                        quality of similar products manufactured by The Grantor and to be of value in selling the Licensed Products as detailed in The Grantors Manual supplied as part of the technology transfer programme 2. Supply of Technical Information

     2.1 The Grantor agrees to supply the necessary know how and training for Vacsera to produce the following tests in a flow through format subject to a future letter of intent from Vacsera:

          o        HIV 1 & 2
          o        HCV
          o        H. Pylori
          o        TB

          Conditional upon the purchase of raw materials as listed in Schedule V by Vacsera Ltd.

     2.2 The Grantor agrees to supply the necessary know-how and the necessary training for Vacsera to produce the following test in a lateral flow format:

          o        HBsAg

          Conditional upon the purchase of raw materials as listed in Schedule V by Vacsera Ltd.

     2.3 The basic equipment as listed in Schedule II will be purchased by The Licensee. This equipment can be supplied by The Grantor or any other supplier according to the Grantor specifications.

     2.4 The basic chemicals as listed in Schedule III, being sufficient to produce an initial 250,000 tests, are supplied at The Licensee's cost. Future purchases of these materials will be at The Licensee's cost. The Grantor will continue to supply to The Licensee these basic chemicals at The Licensee's cost, as they are required, taking into consideration the International market prices.

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     2.5  Schedule VII attached to the contract identifies the components being supplied per test

     2.6 Quality control is the responsibility of The Grantor who will train The Licensee's personnel and will continually audit The Licensee's facility to ensure that this facility produces products that meet the highest possible quality standards at all times

     2.7 Subject to the requirements under Clause 11 and the achievement of performance criteria under Schedule IV, The Grantor hereby grants to The Licensee an exclusive licence to use the Technical Information for the manufacture and sale of the Licensed products in the Licensed Territory for the duration of this Contract

3. Duration

          Subject to clause 10, this Contract shall continue in force for a period of 10 years from the date written above unless determined by either party giving to the other not less than 6 months written notice to that effect expiring at any time. This Contract may be extended by mutual contract between the parties on like terms.

4. Marking

     4.1 In respect of any Licensed Products manufactured by The Licensee which are in the opinion of The Grantor's management of the same standard as to qualify as The Grantor's own products of the same type and shall meet The Grantor's quality control standards The Licensee shall be licensed by The Grantor to use the trade mark Focus Rapid Test Kits if The Licensee requires,

     4.2 Licensed Products manufactured by The Licensee under this Contract shall be marked `made under license from ABP Diagnostics Ltd.' such marking to be in a form approved by The Grantor.

5. Grantor's Expenses

          The Licensee will cover The Grantor's costs in connection with travel to and from Egypt from UK, accommodation, and subsistence costs in Cairo for up to three people from the commencement of the transfer programme for the duration of the first month. Thereafter this provision will be by mutual agreement.

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6. Warranties

          The Grantor hereby covenants to The Licensee that it has in its possession the necessary formulae and other information required to produce the reagents referred to in this contract and assures The Licensee of the continuous supply of such reagents of the same nature and quality regardless of any changes in key personnel associated with The Grantor.

7. Fee

     7.1 The Licensee shall make a Royalty Payment of (Competition sensitive) have been produced but not later than two years after the contract has been signed, payable quarterly in arrears in US$ by Bank Transfer to the bank account below for a period of three years after the first payment:

          HSBC Bank plc
          Account Name:      ABP Diagnostics Ltd

     7.2  The Licensee shall purchase reagents at the prices listed in Schedule
          V. These prices shall remain in force for 12 months from the date of signing of the first letter of credit. A tender will be issued by The Licensee to verify & confirm the competitive prices. Thereafter prices will be reviewed annually and will be governed by local price index

8. Currency or payment and exchange rates

     The Licensee shall make the payments provided for in clause 7 to

9. Secrecy

     Both parties, "The Licensee" & "The Grantor" shall hold all Technical information as absolutely Confidential.
     Confidential information shall mean, all the technical & commercial information in all forms provided by both parties in relation to this contract
     9.1 The parties agree to exercise all reasonable precautions to maintain in strict confidence all Confidential Information received from the other, and will only use this Confidential Information for the purposes of defining in this Agreement.
     9.2 Neither Party shall use the Confidential Information for any other purpose rather than purposes specified in this agreement.

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     9.3 upon expiration of this Agreement or at any earlier date if the disclosing Party so request, both parties shall return or destroy all written portions of Confidential Information received hereunder from the other Party as well as all copies made thereof.
     9.4 As far as legally permitted, the parties hereto shall cause, instruct, direct and oblige any officers, employees or other persons who have rightfully access to any of the Confidential Information to keep the same confidential.
     9.5 Any obligations of secrecy incurred by either Party with respect to Confidential Information transmitted under this Agreement shall cease immediately in case any of the following circumstances shall arise:
     9.51 The portion of the Confidential Information involved enters the public domain through no fault of the Party to whom the information was disclosed, or
     9.52 The disclosure is authorized in writing by the Party from whom the information was received, or
     9.53 The portion of the Confidential Information involved is received from a third Party without restriction on disclosure by the Party to whom information was disclosed, or
     9.54 A term of ten (10) years from the effective date of this Agreement has elapsed.

10. Termination

     If The Licensee shall commit or allow to be committed a breach of any of the covenants contained in this contract and on its part to be performed or observed and shall not remedy (if capable of being remedied) such breach within 14 days after notice is given to it by The Grantor requiring such remedy, or if The Licensee shall go into liquidation (whether compulsory or voluntary not being a voluntary liquidation for the purpose of amalgamation or reconstruction) or shall have a receiver appointed of its assets and undertaking or any part of them or any distress execution or other process shall be issued against any property of The Licensee, The Grantor shall be at liberty in every and any such case by notice in writing to determine this Contract and thereupon all licences granted pursuant to this contract and all rights of The Licensee under it shall forthwith cease and determine but without prejudice to any right or remedy of The Grantor to sue for and recover any sums then due and to the remedy of either party in respect of any previous breach of any covenant contained in this Contract.

11. Effect of Contract being invalidated as respects any region

     Any provision or provisions of this Contract which in any way contravene the Law of any state or region (such as by way of example the law of the European community) in which this Contract is effective shall in such state

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     or region to the extent of such contravention of law be deemed severable and shall not invalidate any other provision or provisions of this contract

12. Non-assignability

     Neither Party shall have the right to assign or transfer its rights or obligations under this Agreement, either in whole or in part, without the prior written consent of the other Party. Should any such right or obligation be so assigned by either Party with written approval of the other Party, the assigning Party shall remain responsible as guarantor for the correct performance by its assignee(s).

13. Law applicable

     This Agreement shall be governed by and construed in accordance with the substantive laws of Egypt.

14. Arbitration

     14.1 any dispute between the Parties that cannot be settled by mutual agreement, concerning the interpretation, the performance of the obligations, breaches, termination or enforcement of this Agreement or which arises out in connection with this Agreement shall be settled exclusively by arbitration under the International Arbitration Rules of the Paris Court of International Arbitration (PCIA).

     14.2 the place of arbitration shall be Cairo (Egypt).The Arbitrating Tribunal shall consist of one arbitrator to be appointed by the Parties by mutual agreement or, failing such agreement, by the Chairman of UNCITRAL, office in Cairo upon the request of the most diligent Party.

     14.3 all proceedings of the arbitration, including arguments and briefs, shall be conducted in the English language. Any award of the Arbitrating Tribunal shall be in writing, in the English language and shall state the reasons upon which it was based. The written decision of the Arbitrating Tribunal shall be served to both parties.

     14.4 tribunal shall be final and binding on the Parties. The cost of the arbitration shall be borne by either or both Parties as the Arbitrating Tribunal may decide. Judgement upon any award rendered by the Arbitrating Tribunal may be entered for execution in any Court of competent

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     jurisdiction in any Country, or application may be made to such Court of a judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow.

15. FORCE MAJEURE

     15.1 A Party hereto shall not be liable or responsible for damages or in any manner whatsoever to the other Party for failure or delay in performing and fulfilling any provision of this Agreement when such failure or delay is due to acts of public authorities, war, civil commotion, embargoes, impossibility to get raw materials, energy and other supplies, strikes of whichever kind and more generally to a reason that is beyond the reasonable control of the affected Party.
     15.2 In the event as a direct consequence of any such events a Party is prevented to perform and fulfil any of its obligations hereunder, the affected Party shall notify in writing the other Party of its inability to perform and the reasons of such inability within 21 days since the incidence with a certificate issued by concerned authority attesting such event or events.

     15.3 During the continuance of the force majeure event the performance of the Agreement shall be suspended. Thereafter, the affected Party shall inform the other Party of the termination of the force majeure event.

     15.4 should the force majeure event continue for a period longer than 3 (three)months, the other Party may, in its own discretion, terminate this Agreement.

16. Miscellaneous

     16.1 should any clause or sub-clause or part of a clause in this Agreement be held to be invalid because it contravenes any applicable legal provision, the Parties agree to modify the Agreement to the extent necessary to ensure compliance with such legal provision. Notwithstanding the invalidity of any such clause or sub-clause or part of a clause, all other terms of this Agreement shall remain in full force and effect.
     16.2 No amendments or additions to any of the terms of this Agreement shall be valid unless agreed upon in writing and signed on behalf of both Parties.
     16.3 Failure of either Party to enforce any of the provisions of this Agreement or any right with respect thereto or failure to exercise any election provided for herein shall in no way be considered a waiver of such provision, right or election, or in any way affect the validity of this Agreement. The failure of either of the Parties to enforce any of said provisions, rights or elections shall not preclude or prejudice such Party from later enforcing or exercising the same or other provisions, rights or elections which they may have under this Agreement.

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     16.4 All rights and remedies of the Parties or of either of them hereunder shall be in addition to all other legal rights and remedies belonging to them and the same shall be deemed to be cumulative and not alternative to such legal rights and remedies. The termination of this Agreement shall not affect any right or claim which shall or may have accrued or arisen prior thereto.
     16.5 This Agreement supersedes all prior agreements, representations, statements or warranties, whether oral or written, made by or on behalf of any Party hereto and constitutes the entire agreement between the Parties relating to the provisions stated herein.
     16.6 Notices under this Agreement shall be served on each Party at his respective registered offices for the time being. Notice may be given by letter or by fax and confirmed by letter; and each letter containing or confirming notice will be sent by air mail addressed to the other Party at the address for service and will be deemed to have been received on the fifth day (not including Saturdays, Sundays or public holidays) after dispatch of the notice.
     16.7 The following Schedules form an integral part of this Agreement:

                             Schedules I - Products
                  Schedules II - Minimum Equipment requirements
                   Schedules III - List of chemicals required
                       Schedules VI - Production forecast
                            Schedules V - Price List
                            Schedules VI - Royalties
                    Schedules VII - Detailed components list
                Schedules VIII - FEDEC International regulations
                  Schedules IX Egyptian state department rules

     16.8 The Parties agree that:
     a) the collection or processing of personal data supplied under this Agreement is exclusively for the purpose of enabling the Parties to perform their activities in adequate manner, and that the personal data is and will be processed lawfully and fairly in order to guarantee its safety and privacy, by means of both automated systems and hard copies using manual, computerised and/or telecommunication systems;
     b) For the stipulation of the contractual relation, the collection of personal data is obligatory in order to satisfy legal requirements, including fiscal law;
     c) The personal data and its relevant processing will not be object of communication or diffusion in any cases not authorised by law and will be performed according to methods authorised by the law; in particular, it can be communicated/diffused by subsidiary, parent and affiliates, to external subjects who perform specific jobs for the Parties, to Companies, Authorities, Syndicates or Associations, to Banks for the management of collections and payments, to subjects responsible for the revision of the financial statements of the Parties and to the Public Authorities or Administrations for the fulfilment of the law.

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     16.9 This Agreement is executed in two counterparts, each of which shall be deemed to be an original.


    EXECUTED by the parties




    Signed by:
               ---------------------------------------------
                  Dr AEJ Reynolds
                  for and on behalf  ABP Diagnostics Limited

    in the presence of:






Signed by
          --------------------------------------------------
                    Dr MM Abaddi

    for and on behalf  of  Vacsera
    in the presence of:

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Schedule I
(Completion sensitive)

Antigen Price

See Schedule V

Volumes

See Schedule IV

Royalties

See Schedule VI

     1. Hepatitis B (HBsAg)
        ------------------
     2.
     Volumes
     -------

See Schedule IV



Antigen Price
-------------

See Schedule V

Royalties
---------

See Schedule VI

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                                   Schedule II

The minimum equipment required is:
---------------------------------

(Competition sensitive)


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                                  Schedule III

   List of Chemicals required to set up the manufacturing facility

                             (Competition sensitive)


                                   Schedule IV

(Competition sensitive)



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                                   Schedule V

                      ABP Diagnostics Component Price List
                             (Competition sensitive)



                                   Schedule VI

Royalties

                             (Competition sensitive)

                                  Schedule VII

Detailed Components List
                             (Competition sensitive)



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